                                                                    EXHIBIT 23.1

[LETTERHEAD OF ZIRKLE LONG & TRIGUEIRO LLC CERTIFIED PUBLIC ACCOUNTANTS]


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended December 31, 2000 of our report on the consolidated financial statements of Pacific Continental Corporation, included in the Annual Report to Shareholders of Pacific Continental Corporation for the year ended December 31, 2000.

ZIRKLE, LONG & TRIGUEIRO, L.L.C.

/s/ Zirkle, Long & Trigueiro, LLC

Eugene, Oregon
February 13, 2001